Exhibit j
                        Consent of Independent Auditors

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                         CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Shareholders
Aetna Series Fund, Inc.:


We consent to the use of our reports dated December 17, 1999 on the statements of assets and liabilities of Aetna Growth Fund, Aetna International Fund, Aetna Mid Cap Fund, Aetna Small Company Fund, Aetna Value Opportunity Fund, Aetna Balanced Fund, Aetna Growth and Income Fund, Aetna Real Estate Securities Fund, Aetna Bond Fund, Aetna Government Fund, Aetna High Yield Fund, Aetna Money Market Fund, Aetna Index Plus Bond Fund, Aetna Index Plus Large Cap Fund, Aetna Index Plus Mid Cap Fund, Aetna Index Plus Small Cap Fund, Aetna Ascent Fund, Aetna Crossroads Fund, Aetna Legacy Fund, Aetna Principal Protection Fund I, Aetna Principal Protection Fund II and Aetna Brokerage Cash Reserves Fund as of October 31, 1999, and the related statements of operations, statements of changes in net assets and financial highlights for each of the years or periods presented, incorporated by reference in Post-Effective Amendment No. 44, to Registration Statement (No. 33-41694) on Form N-1A under the Securities Act of 1933.

We also consent to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statements of additional information.




                                                                   /s/  KPMG LLP


Hartford, Connecticut
September 27, 2000